Exhibit 3.6

Filed in the Office of *Barbara K. Cegavske* (signature) Secretary of State State Of Nevada	Business Number E0103942008-8 Filing Number 20201085625 Filed On 12/4/2020 9:47:00 AM Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Novo Integrated Sciences, Inc. Entity or Nevada Business Identification Number (NVID): NV20081035478
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 62.2%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 01/29/2021 Time: 9:00 a.m. (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) A 1-for-10 reverse split of the common stock has been effected. (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Christopher David — President Signature of Officer or Authorized Signer — Title X /s/ Michael Gaynor — Secretary Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc., a Nevada corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its articles of incorporation, as amended (“Articles”), as follows:

A. Reverse Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each one (1) share of the Corporation’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into 1/10th of a validly issued, fully paid and non-assessable share of Common Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Common Stock, and that, instead of issuing such fractional shares, any fractional shares shall be rounded up to the next higher whole share (a 1 for 10 reverse stock split), with no changes to the number of authorized shares of Common Stock.

B. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board on November 9, 2020 and duly approved by the Corporation’s shareholders on November 9, 2020 as required by law and the Corporation’s Articles, as modified by the unanimous consent of the Corporation’s Board on November 20, 2020 pursuant to authority granted to the Board by the shareholders of the Corporation, as modified by the unanimous consent of the Corporation’s Board on December 3, 2020 pursuant to authority granted to the Board by the shareholders of the Corporation. The number of votes cast for the Articles of Amendment by the shareholders was sufficient for approval.

D. Effective Time. The foregoing amendments will become effective on the later of (i) the date on which FINRA clears the corporate actions that are the subject of these Articles of Amendment or (ii) January 29, 2021 (“Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of December 3, 2020.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer